Exhibit 10.1.1

Renewal agreemenT OF

amended and restated advisory agreement

THIS RENEWAL AGREEMENT OF AMENDED AND RESTATED ADVISORY AGREEMENT (this “Renewal Agreement”), dated as of the 31st day of July, 2024 (the “Effective Date”), is by and among EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), EQT Exeter REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Exeter Property Group, LLC, a Delaware limited liability company (the “Adviser”).

RECITALS

WHEREAS, the Company, the Operating Partnership, and the Adviser are parties to that certain Amended and Restated Advisory Agreement, dated March 19, 2024, a copy of which is attached hereto as Exhibit A (the “Advisory Agreement”);

WHEREAS, the term of the Advisory Agreement expires on July 31, 2024;

WHEREAS, pursuant to Section 15 of the Advisory Agreement, the term of the Advisory Agreement may be extended for an unlimited number of one-year renewals upon mutual consent of the parties; and

WHEREAS, the Company, the Operating Partnership, and the Adviser now desire to memorialize the renewal of the Advisory Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Operating Partnership, and the Adviser, intending to be legally bound, hereby covenant and agree as follows:

1.            Incorporation of Recitals; General Provisions. The above Recitals are true and correct and are incorporated herein as if set forth in full. Unless the context requires otherwise, any capitalized term used but not defined herein shall have its respective meaning as set forth in the Advisory Agreement. In the event of any conflict between the terms and provisions of this Renewal Agreement and the terms and provisions of the Advisory Agreement, the terms and provisions of this Renewal Agreement shall, in all instances, control and prevail.

2.            Extension of Term. In accordance with Section 15 of the Advisory Agreement, the term of the Advisory Agreement is hereby extended for one (1) additional period of one (1) year (the “Extension Term”), with such Extension Term commencing on August 1, 2024 and continuing until 11:59 pm (local time) on July 31, 2025, unless sooner terminated in accordance with the provisions of the Advisory Agreement. From and after the Effective Date, all references to the “term” in the Advisory Agreement shall include the Extension Term.

3.            Full Force and Effect. Except as otherwise expressly provided herein, the Advisory Agreement shall remain in full force and effect in accordance with its terms and the parties hereby acknowledge, affirm, and ratify such terms and conditions.

4.            Counterparts and Signatures. This Renewal Agreement may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by e-mail or facsimile and, upon receipt, shall be deemed originals and binding upon the parties hereto.

5.            Modification. This Renewal Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

6.            Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Renewal Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal courts of the United States of America located in the Eastern District of Pennsylvania for purposes of any suit, action or other proceeding arising from this Renewal Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Renewal Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS RENEWAL AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS RENEWAL AGREEMENT.

7.            Authority. The parties each represent and warrant to the other that it has full power, right and authority to execute and perform this Renewal Agreement and all corporate action necessary to do so have been duly taken.

[signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Renewal Agreement to be executed as of the day and year first above written.

EQT Exeter Real Estate Income Trust, Inc.

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Chief Financial Officer

EQT Exeter REIT Operating Partnership LP

By:	EQT Exeter Real Estate Income Trust, Inc., as general partner

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Chief Financial Officer

Exeter Property Group, LLC

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Authorized Signatory

Exhibit A

[Amended and Restated Advisory Agreement]